UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)
705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

EXPLANATORY NOTE

IIOT-OXYS, Inc., a Nevada corporation (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (the “8-K/A”) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 12, 2018 (the “Initial 8-K”), in order to file certain financial statements and to furnish certain pro forma financial information pursuant to Item 9.01 of this Form 8-K/A.

The Initial 8-K provided disclosure under Item 2.01 thereof regarding the January 11, 2018 closing of the Company’s acquisition of HereLab, Inc., a Delaware corporation (“HereLab”).

Item 9.01 of Form 8-K provides that with respect to transactions described pursuant to Item 2.01 of Form 8-K, the financial statements of businesses acquired may be filed, and pro forma financial information regarding such transactions may be furnished, not later than 71 calendar days after the date that the initial report on Form 8-K must be filed. As such, the Company disclosed in the Initial 8-K that it would file the required financial statements and furnish the required pro forma financial information within that time frame.

The Company is now providing audited financial statements for HereLab for the period beginning February 27, 2017 (Inception) to December 31, 2017, as well as the unaudited proforma combined balance sheet and unaudited pro forma combined statement of operations for the Company and HereLab for the year ended December 31, 2017.

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Item 9.01	Financial Statements and Exhibits.

(a)                 Financial statements of businesses acquired. The audited financial statements of HereLab for the period beginning February 27, 2017 (Inception) to December 31, 2017, are filed herewith as Exhibit 99.1.

(b)                 Pro forma financial information. The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of operations for the Company and HereLab for the year ended December 31 2017, are filed herewith as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: March 27, 2018	By:	/s/ Nevan Hanumara
Nevan Hanumara, Chief Executive Officer

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